                                                                   EXHIBIT 10.15

                                                               CONTRACT #2000-07
                                                               -----------------

                                     SANDS

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                          EXPO AND CONVENTION CENTER
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          201 E. SANDS AVENUE, LAS VEGAS, NV  89109  .  702-733-5556


             SHOW NAME:  MEN'S APPAREL GUILD IN CALIFORNIA (MAGIC)
                         -----------------------------------------


                         FACILITIES LICENSE AGREEMENT

This agreement made and entered into this 5TH day of SEPTEMBER, 1997 by and
                                          ---        ---------------
between INTERFACE GROUP - NEVADA, INC. (hereinafter "Licensor") and MEN'S
                                                                    -----
APPAREL GUILD IN CALIFORNIA (MAGIC) (hereinafter "Licensee").  The Sands Expo
-----------------------------------
and Convention Center (hereinafter the "Facilities") is located at 201 E. Sands Avenue, Las Vegas, Nevada. The Facilities are owned by Interface Group -Nevada, Inc., a Nevada corporation, with offices at 201 E. Sands Avenue, Las Vegas, Nevada (hereinafter "Owner"). The Licensor and Licensee agree as follows:

SECTION 1.1 INTRODUCTION. The following sets forth basic data and, where appropriate, constitutes definitions of the terms hereinafter listed.

SECTION 1.2    BASIC DATA.

Date of Agreement:   SEPTEMBER 5, 1997
                     -----------------

Licensee:            MEN'S APPAREL GUILD IN CALIFORNIA (MAGIC)
                     -----------------------------------------

Licensee's Address:  6200 CANOGA AVE., Suite 303
                     ---------------------------

                     WOODLAND HILLS, CA  91367
                     -------------------------

Guarantor:

Authorized Area:  The space licensed is as listed:  HALLS "A", "B", AND "C"
                                                    -----------------------

                                                    FOURTEEN (14) MEETING ROOMS
                                                    ---------------------------

which is (a portion)/(all) of the exhibition and convention space at the Facilities. The Licensee shall also have the non-exclusive right to use in common with others, public or common lobbies, hallways, stairways and walkways designated by Licensor and necessary for access to the
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                                      -2-

Authorized Area; but such rights shall always be subject to the rules and regulations from time to time established by the Licensor pursuant to Section
9.4 and to the right of the Licensor to divide, designate or change from time to time those common areas to be used. The foregoing notwithstanding, the common areas shall remain in the control of the Licensor, however, the Licensor agrees that the common areas shall not be used by any person or company that is operating a business or performing a service deemed to be in competition within the apparel industry.

Purpose And Use of Authorized Area: The Authorized Area shall be used solely for the purpose of EXHIBITS, MEETINGS, FASHION SHOWS, FOOD AND BEVERAGE
                   ----------------------------------------------------
FUNCTIONS, AND ALL OTHER ACTIVITIES ANCILLARY TO THE MEN'S APPAREL GUILD IN
---------------------------------------------------------------------------
CALIFORNIA (MAGIC) A TRADE SHOW (hereinafter referred to as the "Event").
-------------------------------

License Period:  The licensee is granted commencing at 12:01 o'clock AM on
                                                       -----
AUGUST 26, 2000 and ending at 11:59 o'clock PM on SEPTEMBER 2, 2000 including
---------------               -----               -----------------
the following period designated for:

(a) Move In - A period             12:01 AM AUGUST 26, 2000           to 11:59 PM AUGUST 27, 2000
 from :

(b) Show Period - A period         12:01 AM AUGUST 28, 2000           to 11:59 PM AUGUST 31, 2000
 from:

(c)Move Out - A period from        12:01 AM SEPTEMBER 1, 2000         to 11:59 PM SEPTEMBER 2, 2000

Time is of the essence of this Agreement.

Hours of Operation:              24 Hrs.

Exhibit Area(s):                 24 Hrs.

Meeting Room(s):                 24 Hrs.

Basic Fee and Payment: Licensee agrees to pay Licensor as the Basic Fee for the use of Authorized Area the minimum sum of $567,000.00. A final count of the net
                                          -----------
square footage of exhibition space used by Licensee shall be taken on AUGUST 29,
                                                                      ----------
2000.  Should the net square footage used exceed the required minimum per hall
----
as follows:

                    Hall "A" 90,000 sq. ft.
                             ------
                    Hall "B" 90,000 sq. ft.
                             ------
                    Hall "C" 90,000 sq. ft.
                             ------
                    Hall "G" N/A     sq. ft.
                             ---
then the Licensee shall be billed at $.175 per net square foot for each square
                                     -----
foot in excess of 270,0000 net square feet for move-in and move-out days, and
                  --------
$.35 per net square foot for each such square foot actually used for displays
----
for Show Days as additional Basic Fee. The Licensee shall pay the sum of $189,000.00 due AUGUST 28, 1998 as a Reservation fee to reserve the dates
-----------     ---------------
licensed hereunder and to be credited against the Basic Fee. The balance of the Basic Fee shall be paid as follows:
$189,000.00 on AUGUST 30, 1999, and $189,000.00 on FEBRUARY 28, 2000 paid by
-----------    ---------------      -----------    -----------------
check made payable directly to "Sands Expos and Convention Center" or by wire transfer.

Additional Fees: In addition to the Basic Fee (including Reservation Fee), the Licensee shall pay the following Additional Fees: MEETING ROOMS ARE $400.00 PER
                                                   -----------------------------
ROOM PER DAY.
------------

Security Deposit:  The Licensee shall pay $5,000.00 on JULY 10, 2000 to be held
                                          ---------    -------------
thereafter by the Licensor or Security Deposit pursuant to the provisions of
Article V.

Additional Insureds and Indemnities: In accordance with Article VI, the Additional Insureds and Indemnities are: LAS VEGAS SANDS INC., THE INTERFACE GROUP - MASSACHUSETTS, INC., INTERFACE GROUP - NEVADA, INC., AND THE HOLDER OF ANY MORTGAGE (AS DEFINED BELOW).

                ARTICLE II - LICENSE AND USE OF AUTHORIZED AREA

SECTION 2.1 LICENSE OF AUTHORIZED AREA. The Licensor hereby licenses the use by the Licensee of the Authorized Area during the License Period only for the use and purpose and upon the terms and conditions set forth in this Agreement and only for the hours of operation indicated herein and the Licensee hereby agrees to the use of the Authorized Area during the License Period only for the use and purpose and upon the terms and conditions set forth in this Agreement. Licensor shall retain the right to modify the area or configuration of a designated hall for any reason, with thirty (30) days prior written notice to Licensee.

SECTION 2.2 PROHIBITED USES. The Licensee shall not use or allow the Facilities or Authorized Area therein to be used for any purpose not set forth in Article 1; for any improper, immoral, objectionable or unlawful purposes, in any manner which could cancel the insurance or increase the rates of insurance on the Facilities; in any manner which constitutes waste or nuisance; in any manner which causes damage to the Facilities, including, without limiting the generality thereof, driving any nails, hooks, tacks, screws or other devices into any part of the Facilities or affixing any matter thereto paste, tape or other adhesive or altering the Facilities in any respect without the prior written approval of Licensor; or in violation of the Facilities Rules and Regulations as such may exist from time to time. Licensee is prohibited from possessing, storing, or bringing onto the property, materials that constitute hazardous materials as defined by federal, state, or local law without the prior approval by the Sands Expo and Convention Center. Any request for approval must include all federal, state or local permits for the possession, storage, use and transportation of such hazardous material. Approval may be withheld by the Sands Expo and Convention Center for any reason whatsoever in its sole discretion. The propriety or morality of any use of the Facilities or Authorized Area by the Licensee shall be determined in light of the community standards and based on the reasonable, good fair assessment of the Licensor after consultation with the Licensee.

SECTION 2.3 DEVELOPMENT OF PLAN OF OPERATION UNDER LICENSE. The Licensee shall provide the Licensor, at least ninety (90) days prior to the beginning of the License Period, all information then reasonably available to the Licensee pertinent to the activities to be undertaken in the Authorized Area pursuant to the License (herein "plan of operation"), including but not limited to:

(i) Floor plans. (4 copies) indicating the design, nature and proposed location of all exhibits and meeting space;

(ii)  Utility and construction plans, including plans of all intended rigging;

(iii) All certificates of insurance required hereunder;

(iv) A security plan indicating the number, hours, and location of required security personnel;

(v) Copies of all license applications for licenses required by the Licensor for the purposes and uses of the Authorized Areas set forth in Article I;

(vi) Copies of all approvals obtained from the Fire Marshal and other municipal agencies required by the Licensor before using the Authorized Areas for the purpose set forth in Article 1.

(vii) Such other information as the Licensor may reasonably request.

The Licensor reserves the right, by written notice to the Licensee within twenty
(20) days of the receipt of the plan of operation, to require the Licensor to make such changes, deletions, and additions to the plan of operation as the Licensor may reasonably deem necessary or desirable for the purpose of insuring the safe and orderly operation of the Facilities and the Authorized Area. Failure by the Licensee to make any such changes, additions, deletions required by the Licensor within ten (10) days after such notice shall constitute an Event of Default, as set forth in Article VIII.

SECTION 2.4 LICENSER'S CONTROL AND RIGHT OF ENTRY. In permitting use of the Authorized Areas by the Licensee, the Licensor retains and does not relinquish the right to issue and enforce such rules, regulations and directives as it may deem necessary for the safe, orderly and commercially sound operation of the Facilities. The Licensor and its authorized representatives may enter the Authorized Area after giving prior notice to Licensee, for the purpose of inspecting and checking the same and the uses thereof; of making necessary repairs thereto; of adjusting apparatus or equipment therein; of abating waste, nuisances or violations of law or Rules and Regulations promulgated by the Licensor; of preparing food or readying other concessions; and on ejecting any objectionable person or persons from therein. The Licensee agrees that it will not allow any person at, in or about the Facilities who shall, upon reasonable, non-discriminatory grounds, be objected to by the Licensor and such person's right to use the Facilities and the Authorized Area therein may be revoked by the Licensor.

          ARTICLE III - PAYMENT OF FEES, COSTS, CHARGES AND DEPOSITS

SECTION 3.1 The Licensee shall (in addition to the Basic Fee including Reservation Fee) pay when due all Additional Fees, Additional Charges, and Security Deposit to the Licensor at 201 E. Sands Avenue, Las Vegas, Nevada 89109 by check payable directly to Sands Expo and Convention Center, or by wire transfer.

SECTION 3.2 The Licensee shall pay to the Licensor all Basic Fees including Reservation Fees, and Additional Fees as set forth in Article I and Article IV. Additional Charges, as set forth in Article VII and Article VIII, shall be paid within thirty (30) days after being billed therefore by Licensor subject to the provisions of Section 3.4, and with pre-approval credit from the Licensor.

SECTION 3.3 All monies paid to the Licensor by the Licensee, including the Reservation Fee, Basic Fee, Additional Fees, Security Deposit and Additional Charges are non-refundable, except as specifically provided in this Agreement. Licensee acknowledges that all deposits are non-refundable and that payments made pursuant to the liquidated damages provisions set forth in Section 8.6 are fair and reasonable consideration for Licensor's holding the Authorized Areas for the dates indicated for the exclusive use of Licensee and rendering the same unavailable for others. The Licensor shall have no obligation to the Licensee to pay interest on any fees for deposits, and the Licensor shall have the right to commingle such monies with the Licensor's other funds.

SECTION 3.4 Any payment required hereunder not paid when due shall bear interest at the rate of eighteen (18%) percent per annum from the date due and shall be payable forthwith on demand by the Licensor. This right to collect interest does not preclude the Licensor from asserting any against the Licensee, including, but not limited to, those set forth in Article VIII.

Notwithstanding the foregoing, interest shall not be due on any amount Licensee reasonably claims to be in dispute; provided, however, that Licensee pays all undisputed amounts when due.

               ARTICLE IV - SERVICES PROVIDED TO AND BY LICENSEE

SECTION 4.1 SERVICES PROVIDED BY LICENSOR FOR BASIC FEE. The Licensor shall provide, during the show period's hours of operation, without cost to the Licensee, heating, ventilating and air conditioning, permanent overhead lighting, permanent public address system, as available, restroom facilities and janitorial services consisting of cleaning of common areas. During move-in and move-out periods, Licensor shall provide only sufficient work lighting in Authorized Areas and janitorial services in common areas only. Licensor shall not be held responsible for and Licensee shall hold Licensor harmless from loss of lighting, air conditioning, electricity, water, gas, heating, or other utilities, facilities or services not caused by the intentional wrongful act of Licensor.

SECTION 4.2 CONTRACTUAL SERVICES NOT INCLUDED IN BASIC FEE. For all services, other than those set forth in Section 4.1 which are the only services covered by the Basic Fee, Licensee agrees that it will, and will require all of its exhibitors and other invitees to, utilize Contractual Services either provided directly by Licensor or by an Authorized Contractor of Licensor. For purposes of this Agreement "Contractual Services" means the labor, equipment, utilities and materials whether sold, rented, or otherwise provided which are required to set up, maintain, protect and remove displays by Licensee, its exhibitors or other invitees when holding or participating in the Event. For purposes of this Agreement, "Authorized Contractor" means those persons or companies Licensor has approved to provide Contractual Services at the Facilities as of the date Licensee executes this Agreement or as approved as provided below. Licensor reserves the right to withdraw approval of any Authorized Contractor for any reason prior to Licensor's approval of Licensee's Plan of Operation, or at any time thereafter for cause. The Contractual Services to be provided exclusively by Licensor and not by an Authorized Contractor include, but shall not be limited to, the following:

(i)   Electrical wiring and services;

(ii)  Plumbing, gas and compressed air services;

(iii) Telephone systems wiring, services and operation;

(iv) General cleaning and maintenance of Authorized Areas, and trash collection and disposal;

(v)   Customer Service Center Facilities;

(vi)  Rigging;

(vii) Food and beverage services.

Licensor reserves the right to identify additional Contractual Services that may be performed only by Licensor; provided, that absent such identification, these Contractual Services may be performed by an Authorized Contractor. Licensor shall identify those additional Contractual Services it intends to provide on an exclusive basis no later than ninety (90) days prior to the deadline for receipt of Licensee's Plan of Operation, as set forth in Section 2.3. Those additional Contractual Services include, but are not limited to, the following:

(i)   Floral and plant services;

(ii)  Custom signage;

(iii) Security services;

(iv)  Furniture and Equipment Rental;

(v)   Drayage/freight handling;

(vi)  General labor services; and

(vii) Decorator/General Service Contractor Services.

Licensee shall pay Licensor for any Contractual Services provided by Licensor according to the rates shown in the Show Managers Handbook as amended. Any additional Contractual Services, and the rates associated therewith, shall be identified in a separate exhibit to this Agreement. If not added in the Show Managers Handbook, or if a service is provided for which no rate is stated, then Licensee shall pay Licensor at a rate to be agreed upon by the parties. Licensee shall provide Licensor with notice of the Contractual Services it requires when it files its Plan of Operation in accordance with Section 2.3. Authorized Contractors shall bill Licensee directly at rates agreed to by them and payment shall be made directly to the Authorized Contractor. All bills for Contractual Services rendered by Licensor or Authorized Contractors to Licensee's exhibitors or invitees shall be rendered to and paid directly by the exhibitor or invitee. Licensor shall be under no obligation to provide a Contractual Service it has specifically undertaken to provide unless it or an Authorized Contractor is reasonably capable of providing the service. The ability of Licensor or an Authorized Contractor to provide particular Contractual Services shall be determined at the time the parties agree upon Licensee's Plan of Operation. No Contractual Services shall be utilized or employed by Licensee except as provided in the Section 4.2 or as approved in advance in writing by Licensor. Licensor shall retain, at all times during the License period, the right to sell, advertise, and promote both authorized and Exclusive Contractual Services to Licensee's exhibitors. To facilitate Licensor's provision of Contractual Services hereunder Licensee is required to provide Licensor, at least 120 days prior to the beginning of the License Period, with a list of all exhibitors or other invitees planning to use the Authorized Areas during the License Period, and with the business address, telephone number and name of the appropriate person to be contracted for each such exhibit.

SECTION 4.3    SECURITY OF FACILITIES.

(a) The Licensor shall neither be responsible for any property brought into the Facilities by the Licensee or any person claiming under the Licensee, nor be obligated to watch, guard or protect the same; nor shall the Licensor be liable for any failure to do so by any guard, watchman or protection service employed by the Licensor or by any guard, watchman or protection service contracted for by the Licensee.

(b) After reviewing Licensee's plan of operation, Licensor and Licensee shall jointly determine the minimum number of security guards reasonably necessary to preserve order and to protect persons and property during the License Period.

(c) Except by arrangement with the Licensor and/or its designated security guard service provide, no guard, watchman or protection service shall at any time be stationed in the Facilities by the Licensee or any other person claiming thereunder; and except by such arrangement, no person shall be allowed in or remain in the Facilities after it has closed.

SECTION 4.4 REGISTERED NURSE OR OTHER MEDICAL PERSONNEL. The Licensee shall maintain at the Facilities at all times during the License period a registered nurse or other medical personnel (at Licensor's direction), fully licensed as such in the State of Nevada. The Licensee shall, at its expense, contract with the Licensor's exclusive service provider for such services.

SECTION 4.5 CONCESSIONS AND CATERING. The Licensor reserves, and at all times shall have, the sole right to operate or have operated in its behalf all commercial enterprises, including all concessions, bars and catering operations and to sell or otherwise provide flowers, food, refreshments, beverages, cigars, cigarettes, candies and periodicals, and to grant concessions to designated airlines, auto rentals, delivery services, shoe shine, and others.

SECTION 4.6 HEADQUARTERS HOTEL. The Sands Hotel and Casino, located adjacent to the Sands Expo and Convention Center, has been demolished and a new property offering 6,000 sleeping rooms, and a convention complex featuring large ballrooms and breakout meeting space, over 150,000 square feet of casino space, multiple restaurants, and approximately 500,000 square feet of retail space is being developed on the site it previously occupied. Licensee agrees to designate the new property as an official headquarters location for its show. Further, Licensee will use its best efforts to assist Licensor in its solicitation of Licensee's exhibitors and invitees for their food, beverage, function, and hospitality business.

SECTION 4.7 ADVERTISEMENTS, POSTERS AND MARQUEE. The Licensee agrees not to post or exhibit or allow to be posted or exhibited signs, advertisements, show-bills, lithographs, posters, or cards of any description (herein "signage") in any area of the Facilities other than within the Authorized Areas except with the prior written approval of the Licensor. If such approval is granted by Licensor, Licensee shall pay a fifteen (15%) percent commission from the gross revenues paid by the advertising entity. The advertising entity is defined as the party whose organization, business or concern is advertised on the signs, advertisements, show bills, banners, lithographs, posters, or cards. Any signage to be posted or exhibited in any area of the Facilities other than the Authorized Areas shall be upon the regular billboards, if any, provided by the Licensor therefore. The Licensee will use, post or exhibit only such signage as is related to the Event in the Authorized Areas and during the hours for which this License was granted and for such period of time as designated by the Licensor.

SECTION 4.8 USE OF LICENSOR'S EQUIPMENT. If any equipment provided by the Licensor to the Licensee requires an operator or technician, such operator or technician may, if required by the Licensor, be supplied by it to operate such equipment, and the Licensee shall pay for such equipment and technician or operator the amount set forth in the Show Manager's Handbook.

         ARTICLE V - SECURITY DEPOSIT AND PERFORMANCE BOND OR GUARANTY

SECTION 5.1 SECURITY DEPOSIT. With respect to the Security Deposit specified in Article I, the Licensee agrees that the same will be paid on the date set forth in Article I, and that the Licensor shall hold the same throughout the License Period as security for the performance by the licensee of all obligations on the part of the Licensee hereunder. The Licensor shall have the right from time to time, without prejudice to any other right or remedy the Licensor may have hereunder or by law, to apply, without notice to the Licensee, such deposit, or any part thereof, to the Licensor's damages arising from any Event of Default caused by the Licensee or to pay any of the Licensee's obligations for any of the Exclusive Contractual Services contracted for by the Licensee pursuant to
Article IV. If the Licensee is not in default under this Agreement at the time of final accounting, the Licensor shall return the Security Deposit, or so much thereof as shall not theretofore have been applied in accordance with the terms of this Section 5.1, to the Licensee.

SECTION 5.2 PERFORMANCE BOND OR GUARANTY. Upon request by the Licensor, the Licensee shall furnish to the Licensor a performance bond or sufficient guaranty in substance and amount determined by Licensor.

       ARTICLE VI - INSURANCE, INDEMNIFICATION AND WAIVER OF SUBROGATION

SECTION 6.1    INSURANCE.

     (a) The Licensee shall provide and keep in force during the License Period the following insurance (in addition to any other insurance Licensor may deem necessary):

     (i) Workers' compensation insurance in accordance with Nevada Law covering Licensees' employees.

     (ii) Employers' Liability insurance for Nevada operations in minimum limits of One Million Dollars ($1,000,000) per occurrence.

     (iii) Commercial General Liability insurance including blanket contractual liability and personal injury coverage with limits of Liability of at least One Million Dollars ($1,000,000) in any one occurrence.

     (iv) Comprehensive Automobile Liability insurance insuring any owned, non-owned, and hired vehicles to be used in and out of the "Facilities" in the amount of One Million Dollars ($1,000,000) in any one occurrence.

All insurance required shall be issued by companies authorized to do business in the State of Nevada. Licensee shall have completed by its insurance agent the Certificate of Insurance provided by Licensor and/or separate certificates for Nevada Workers' Compensation. Licensee shall deliver such completed certificates of insurance to Licensor at least ninety (90) days prior to the beginning of the License Period. All required insurance policies shall name as additional insured those entities set forth in Article I as "Additional Insureds and Indemnities". All required insurance policies shall provide that (i) the insurance carrier will give written notice to Licensor at least thirty (30) days prior to any material change in, cancellation, or non-renewal of the policy. Licensee's failure to provide such certificates or policies, as the case may be, within the period specified herein shall constitute a breach of the Licensee's duties and obligations hereunder.

     (b) The Licensee shall obtain and maintain during the License Period insurance policies on all personal property owned, leased or hired by, or in the care, control or custody of the Licensee during the License Period. Such policies shall provide coverage for "all risks", including earthquake, flood and theft with a deductible per loss of not more than $1,000.00.

SECTION 6.2    INDEMNIFICATION AND HOLD HARMLESS AGREEMENT.

     (a) The Licensee hereby releases and discharges and indemnifies, and agrees to keep indemnified, defend, protect and save harmless the Licensor and those named Additional Indemnities set forth in Article I (herein "Indemnities") of and from any and all claims, demands, liabilities, damages, costs, losses and expenses (including attorneys' fees and disbursements) for any injury to, including death (whether they be third persons or employees of either the Licensor or the Licensee) and any loss (through theft or otherwise) of or damage to property (whether it be that of the Licensor or the Licensee or a third person) caused by, growing out of, or happening in connection with or with respect to the use by the Licensee, or of any other person or legal entity with the permission (express or implied) of the Licensee, of the Facilities or its equipment. Such indemnification by the Licensee shall apply unless such damage or injury results from the sole negligence, gross negligence or willful misconduct of the Licensor or any person contracted or hired by Licensor to perform Exclusive Contractual Services.

     (b) Without limiting the foregoing, the Licensee assumes all costs and expenses arising from the use of, broadcast, performance or publication, including musical or other audio or visual presentation, of patented, trademarked, or copyrighted materials, equipment, devices, processes, or dramatic rights used during or incorporated in the conduct of its operation hereunder; and the Licensee agrees to indemnify and hold harmless the Indemnities from all damages, costs and expenses at law or for equitable relief for or on account of any patented, trademarked or copyrighted materials, equipment, devices, processes or dramatic rights furnished to or used by the Licensee or its exhibitors, or any infringement with respect thereto in connection with this License, including the costs and expenses of defending any such action, even if it be groundless or fraudulent.

     (c) Without limiting the foregoing, the Licensee shall also indemnify and save harmless the Indemnities from all claims, demands, liabilities, damages, costs, losses and expenses made against or incurred by any of the Indemnities arising out of injury or loss to third parties caused by Licensee's failure to return the Authorized Area to the Licensor, vacate the Facilities, relinquish the Licensor's or Authorized Contractor's equipment at the end of the License Period, or Licensee's breach of any contract or agreement with a third party to provide contractual or other services.

SECTION 6.3 WAIVER OF SUBROGATION. The Licensee hereby waives any and every claim which arises in its favor and against the Licensor, or against any of the Additional Indemnities set forth in Article I, for any and all loss or damage covered by valid and collectible insurance policies to the extent of the insurance proceeds paid with respect thereto. Such waiver shall be in addition to, and not, derogation of, any other waiver or release contained in this License with respect to any loss or damage to property of the Licensees. Inasmuch as the waiver will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), the Licensee shall notify its insurers of such waiver.

         ARTICLE VII - LICENSEE'S OBLIGATION AT END OF LICENSE PERIOD

SECTION 7.1 RETURN OF AUTHORIZED AREA. At the end of the License Period, the Licensee shall vacate the Facilities and return the Authorized Area and the Licensor's equipment to the Licensor, all in the same broom clean condition and repair as originally furnished to the Licensee, normal wear and tear excepted. At such time, the Licensee shall remove completely from the Facilities all goods, wares, merchandise and property of any and all kinds and description placed therein (herein "Property").

SECTION 7.2 REPAIR OF AUTHORIZED AREA. The Licensee agrees that if the Authorized Area, Lobbies, Hallways, Restrooms or other Public Space, or any other part of the Facilities, shall be damaged by the act, default or negligence of the Licensee, or of the Licensee's agents, employees, patrons, gusts or invitees, the Licensee will pay to the Licensor upon demand such sum as shall be necessary to restore said areas to their conditional immediately prior to the commencement of the License Period. The Licensee hereby assumes full responsibility for the character, acts and conduct of all persons acting for or on behalf of said Licensee.

SECTION 7.3 FAILURE TO RETURN THE AUTHORIZED AREA OR VACATE THE FACILITIES. In the event the Licensee shall fail to return the Authorized Area to the Licensor or to vacate the Facilities in accordance with the provisions of
Section 7.1, the Licensor is authorized, at the Licensee's expense, to remove therefrom and to store or return to the Licensee or, except where the Licensee's failure to do so is caused by an event beyond the Licensee's control, such as a strike beyond its control, a national emergency or an Act of God, to treat the same as abandoned and discarded property and accordingly dispose of the Property. The Licensor shall not be liable for any damages or loss to the Property which may be sustained either in the course of such removal or in the course of storage, or in the course of transit, or by virtue of the Licensor's disposal of the Property and the Licensor is hereby expressly released from any and all such claims for damages of whatsoever kind or nature. The Licensor shall be under no duty, however, to so remove, store or return the Property.

SECTION 7.4 EXTENDED USE CHARGE. The Licensee shall pay an Extended Use Charge equal to twice the per diem Basic Fee applicable to Show Days for each day or portion of a day after the end of the License Period that the Licensee has failed to return all or any part of the Authorized Area to the Licensor and vacate the Facilities in accordance with the provisions of Section 7.1, unless said failure is caused by any of the following events, to the extent that such event is beyond the Licensee's reasonable control: fire, flood, riot, earthquake, civil commotion, or Act or God. The liability to pay an Extended Use Charge does not in any way extend the License Period; is not liquidated damages; is intended as a penalty against the Licensee for use of the Facilities or the Authorized Area beyond the License Period; and does not preclude the Licensor from asserting any other rights against the Licensee, including, but not limited to, those set forth in Section 7.3 and Article VIII. The Extended Use Charge is due and payable at the end of each day for which the Charge is assessed.

SECTION 7.5 FAILURE TO COMPLY LIST. Licensor and Licensee shall conduct a walk through of the Authorized Area within twenty-four (24) hours of the end of the License Period for the purpose of preliminary identifying any failure of the Licensee to comply with the provisions of Section 7.1. In addition, Licensor shall provide to Licensee a final, comprehensive and complete list of Licensee's failure(s) to comply with the provisions of Section 7.1 no later than the earlier of the following: (i) seven (7) days after the end of the applicable License Period or (ii) the commencement of any use of the hall or any portion of the Authorized Area by any person other than the Licensee. The Licensee shall not be responsible for any alleged non-compliance with Section 7.1 not specifically identified in the list.

                      ARTICLE VIII - DEFAULT AND REMEDIES

SECTION 8.1 EVENTS OF DEFAULT. The occurrence of any of the following shall be considered an "Event of Default":

(a) The Licensee shall fail to pay in full and when due any payment required hereunder, whether said payment was required to be paid to the Licensor or any Authorized Contractor;

(b) The Licensee shall fail to pay promptly any sales, use, excise or other taxes when due or fail, upon request of the Licensor, to provide evidence of same to the Licensor;

(c) The Licensee shall fail to obtain or pay for any and all necessary permits and licenses, including union or trade organization clearances, and Fire Marshal approvals, when and where required, or fail, upon the Licensor's request, to provide evidence of such permits or licenses to the Licensor;

(d) Any other default or breach of any covenant or agreement contained herein including the specific duty to provide evidence of insurance coverage as provided in Article VI.

(e) The Licensee shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, state or other statue, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Licensee or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due;

(f) A petition shall be filed against the Licensee in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief.

(g) Licensee shall materially diverge from the plan of operation without the prior written consent of Licensor.

SECTION 8.2 LICENSOR'S REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of any of the Events of Default set forth in Section 8.1 or elsewhere in this Agreement which default continues for a period of five (5) days after written notice from Licensor specifying the nature of such default, Licensor may exercise any or all of the following:

(a)  accelerate payment of the Basic Fee;

(b) require that Licensee give additional security for Licensee's performance of its obligations;

(c)  declare this Agreement terminated and revoke the license given hereby;

(d) enter and take exclusive possession of and remove all persons and property from the Authorized Areas and the Facility;

(e)  assert and enforce claims against any bond provided under this Agreement;

(f) refuse to commence, or discontinue the rendition of all services or utilities to Licensee and the Authorized Area;

(g)  apply monies from Licensee's show account to satisfy or reduce debt;

(h) for late payment of one contract, cancel any or all subsequent contracts at Licensor's option.

Licensee waives any right it may have as to notice or hearing prior to the exercise of the powers set forth above. The rights and remedies of Licensor shall be cumulative, and no one shall exclude other rights or remedies allowed by law or at equity, or set forth in other sections of this Agreement.

SECTION 8.3 REMEDYING DEFAULTS. The Licensor may, but shall not be required to, pay such sums or to do any act which requires the expenditure of monies or services which may be necessary or appropriate by reason of the failure or neglect of the Licensee to perform any of the provisions of this License. In the event of the exercise of such right by the Licensor, the Licensee agrees to pay to the Licensor forthwith upon demand all such sums expended by the Licensor (or the fair value thereof, whichever is greater), together with interest thereon at the rate of eighteen (18%) percent per annum, as an Additional Charge.

SECTION 8.4 TERMINATION WITHOUT DEFAULT. In the event that the Authorized Area or the Facilities of which it is a part or any portion thereof, are destroyed or damaged by fire or other casualty so that in the reasonable judgment of the Licensor its or the Licensee's use thereof would be substantially interfered with, or in the event of a taking of all or a portion of the Facilities by eminent domain, condemnation or foreclosure, then the Licensor may terminate this Agreement upon giving to the Licensee notice of termination not more than ninety (90) days following the event of destruction, damage or taking and this Agreement shall terminate on the date set forth in such notice of termination, all with the same force and effect as though the Licensed Period of this Agreement had originally been scheduled to expire on such date, and Licensor shall return to the Licensee all monies theretofore paid by the Licensee to the Licensor as a Security Deposit, Reservation Fee, Basic Fee or Additional Fee (to the extent not applied by Licensor in accordance with the terms hereof).

SECTION 8.5 RIGHT TO RE-ENTER. If this License shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against the Licensee or its Property whereupon the Authorized Area shall be taken or occupied by someone other than the Licensee, then the Licensor may, without notice, re-enter the Authorized Area, without being liable for any prosecution thereof, and remove the Licensee and all other persons and any and all property from the same, as if this License was not in effect.

SECTION 8.6 LIQUIDATED DAMAGES. If the Licensee cancels the Event covered by this License, the Licensee agrees to pay to the Licensor, as liquidated damages and not as a penalty an amount equal to the Reservation Fee and the remainder of the Basic Fee, as set forth in Article 1. The parties hereto agree that such amounts constitute reasonable provision for liquidated damages and acknowledge that the amount of actual damages will be difficult to establish except as provided in Sections 2.1, 4.2, and 8.11.

In any event, and in addition to the foregoing, the Licensee also agrees to pay any monies due for Additional Fees and Additional Charges. The foregoing shall not constitute Licensor's sole remedy for such cancellation and shall be in addition to such other legal and equitable rights and remedies as may be available to Licensor.

SECTION 8.7 LIENS. To secure the Licensee's obligation hereunder, Licensee hereby grants the Licensor the first right of lien against all ticket office receipts and Property of the Licensee hereunder. The Licensor is empowered to withhold from ticket office receipts such amount as is outstanding and owed by the Licensee hereunder. If the total ticket office receipts are insufficient to cover such unpaid amounts the Licensor shall have the right to impound the Licensee's Property at the Facilities, or elsewhere, at the Licensee's expense. If such unpaid amounts remain unpaid for a period of ten (10) days after the termination of this License, the Licensor shall have the right to sell the impounded Property at public auction and to apply the cash proceeds from the auction less its costs, including attorneys' fees, to the retirement of said unpaid amounts.

SECTION 8.8 ACTIONS. Any action by one party to this License against another arising hereunder shall be maintained in the State of Nevada; and the Licensee hereunder consents to same and to the maintenance of such action by the Licensor against it in said State of Nevada.

SECTION 8.9 CUMULATIVE REMEDIES. All rights, powers and privileges contained hereunder upon the Licensor shall be cumulative and shall not be restricted to those given by law.

SECTION 8.10 FORCE MAJEURE. In the event that the Licensor's obligations to the Licensee under this Agreement be delayed, prevented or rendered impractical by any of the following events: fire, flood, riot, earthquake, civil commotion, strike, lockout, labor disturbances, explosion, sabotage, accident, war, other casualty, Act of God, or any law, ordinance, rule or regulation which becomes effective after the date of this License or any other cause beyond Licensor's reasonable control the Licensor shall not be liable to the Licensee for such delay or failure to perform. The Licensee hereby waives any claim for damages or compensation for such delay or failure to perform, other than a return to it of any monies paid directly to the Licensor, but no other.

SECTION 8.11 SUBORDINATION. This Agreement and any renewals, extensions or amendments hereof, and all of Licensee's rights and obligations hereunder or thereunder now or hereafter existing, are unconditionally subject, inferior and subordinate in priority to any mortgage, deed of trust or other security interest or lien encumbering the Facilities (or any portion thereof) from time to time and to the lien of any renewals, extensions, amendments or refinancings thereof (each, a "Mortgage") and the rights, powers and privileges of any beneficiary or trustee thereunder. Notwithstanding the foregoing, at the election of such holder or beneficiary, exercisable in its sole discretion at any time, its Mortgage shall be subject, inferior and subordinate to this Agreement. If such holder or beneficiary shall make such election, and if the holder of such Mortgage shall exercise any remedies under or in connection with such Mortgage (or in lieu thereof) after a default by Licensor under such Mortgage then, at the option of any owner of the Facilities (or the applicable portion thereof) (after giving effect to such exercise) the Licensee shall recognize such new owner and this Agreement shall remain in full force and effect as between such new owner, as Licensor, and Licensee, as licensee.

SECTION 8.12 LICENSE AND NOT A LEASE. Notwithstanding anything to the contrary contained herein, this Agreement is a license and not a lease and this Agreement shall be construed to be a license and not a lease.

SECTION 8.13 DEFAULT BY LICENSOR. If the Licensor fails or refuses to make the Facilities and/or the Authorized Areas available to the Licensee on the dates set forth in this Agreement for any reason other than those specified in Sections 8.4 and 8.10 above, then, in addition to any claims, rights or remedies the Licensee may have, the Licensor shall return to the Licensee all monies paid to the Licensor along with interest on those monies at the rate of eighteen percent (18%) per annum from the date the monies were remitted to the Licensor.

                     ARTICLE IX - MISCELLANEOUS PROVISIONS

SECTION 9.1 NON-DISCRIMINATION. The Licensee shall not discriminate against any person or persons in connection with admission, services or privileges offered to or enjoyed by the general public because of race, creed, ancestry, sexual orientation, disability, color, sex, marital status, age, religion or national origin.

SECTION 9.2 AUDIO/VISUAL PRESENTATIONS. The Sands Expo and Convention Center does not regulate, control, approve or disapprove any broadcast, performance or publication of music or any other audio or visual presentations. The Sands Expo and Convention Center does not play or perform any music, nor does it offer referrals or contracts with anyone who does. If the Licensee, or an exhibitor, wishes to use copyrighted music or other copyrighted material it will be necessary for Licensee to make arrangements with the appropriate owners of such material or agents of such owners for a license to use or perform such copyrighted music or material or to otherwise qualify for an exemption. The Sands Expo and Convention Center retains the right to regulate the volume of any sound, whether it be music, voice, special or artificial effects to the extent that the same interferes with other licensees within the facilities or is determined to be offensive or otherwise violates the rules and regulations or License Agreement.

SECTION 9.3 RULES AND REGULATIONS. The Licensor's Rules and Regulations are hereby incorporated into this Agreement by reference. Copies of such Rules and Regulations have been provided to the Licensee and the Licensee hereby acknowledges receipt thereof. The Licensor reserves the right to change such Rules and Regulations in writing from time to time and will provide the Licensee with such changed Rules and Regulations which shall be binding upon the Licensees. If there is at any time a conflict between the provisions of this Agreement and the Rules and Regulations, the provisions of this Agreement shall control.

SECTION 9.4 WAIVER. The failure of either party hereto at any time or times to require performance of any provisions hereof shall in no manner affect its right at a later time to enforce the same provision. Any waiver by any party or the breach of any provision contained in this Agreement in any one or more instances shall not be deemed to be a waiver of any other breach of the same provision or any other provision contained herein.

SECTION 9.5 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered by a customary overnight delivery service, or if sent by certified or registered mail, postage prepaid, to the Licensor or the Licensee, as the case may be, at the address as set forth for each in Article 1 of this Agreement or to such other address as any party shall have provided to the other parties from time to time in accordance with the provisions of this Section 9.5.

SECTION 9.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereto and supersedes all proposals, negotiations and understandings of any nature whatsoever. This Agreement may be changed or amended only by a written instrument duly signed by all of the parties hereto. This agreement must be signed by Licensee and returned within thirty (30) days from the date of Agreement set forth in Article 1. If not so returned to Licensor this Agreement shall, at Licensor's option be rendered null and void. In any event, this Agreement shall not be enforceable until signed by Licensor.

SECTION 9.7 BINDING EFFECT, ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement or any rights hereunder may not be assigned by the Licensee without the express written consent of Licensor, which consent will not be unreasonably withheld.

SECTION 9.8 CAPTIONS. The captions of the several provisions of this Agreement have been inserted for convenience only and do not constitute a part of this Agreement.

SECTION 9.9 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed wholly within such state.

SECTION 9.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 9.11 SIGNATURES. If you are in agreement with the contents of this contract, please sign on the space indicated and return by OCTOBER 1, 1997. If
                                                           ---------------
not executed and returned by said date, this offer shall automatically terminate. Space is confirmed on a definite basis ONLY after receipt of this agreement signed by you and counter-signed by the Convention Center General Manager.

IN WITNESS WHEREOF, the Licensor and Licensee have caused this Agreement to be duly executed under seal by persons hereunder duly authorized, as of the Date of Agreement set forth in Article 1.

LICENSOR:                               LICENSEE:

INTERFACE GROUP - NEVADA, INC.          MEN'S APPAREL GUILD IN
                                        CALIFORNIA (MAGIC)


BY: /s/ Richard Heller                  BY: /s/ Joseph Loggia
   ------------------------                --------------------------
   RICHARD HELLER, V.P./                   JOE LOGGIA, PRESIDENT,
   GENERAL MANAGER                         CHIEF OPERATING OFFICER


DATE:    10-7-97                        DATE:    9/29/97
     -----------------------------           -----------------------------------